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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of LSI Logic Inc. on Form S-8 of our report dated January 24, 1998, except for
Note 21, as to which the date is August 6, 1998, on our audit of the consolidated financial statements of Symbios, inc. as of December 31, 1997 and for the year then ended which report is included in this Form 8-K/A.


/s/ Pricewaterhouse Coopers LLP
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Denver, Colorado
May 28, 1999